Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-201842

RESOURCE INNOVATION OFFICE REIT, INC.

SUPPLEMENT NO. 4 DATED SEPTEMBER 13, 2016

TO THE PROSPECTUS DATED APRIL 15, 2016

This document supplements, and should be read in conjunction with, the prospectus of Resource Innovation Office REIT, Inc. dated April 15, 2016, or the Prospectus, Supplement No. 1 dated May 18, 2016, Supplement No. 2 dated May 24, 2016 and Supplement No. 3 dated August 16, 2016. As used herein, the terms “we,” “our” and “us” refer to Resource Innovation Office REIT, Inc. and its subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the Prospectus. The purpose of this supplement is to disclose the closing of the merger of Resource America, Inc. with C-III Capital Partners LLC.

Resource America Merger

On September 8, 2016, Resource America, Inc. (“Resource America”), the indirect parent corporation of our sponsor and our advisor, was acquired by C-III Capital Partners LLC (“C-III”), pursuant to an Agreement and Plan of Merger dated as of May 22, 2016 (the “Merger Agreement”). Pursuant to the Merger Agreement, a wholly-owned subsidiary of C-III merged with and into Resource America, with Resource America surviving the merger as a wholly-owned subsidiary of C-III.